Exhibit 10.7

Intercompany Note

New York, New York

Date: July 29, 2010

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in that certain Credit Agreement, dated as of July 29, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among INTERACTIVE DATA CORPORATION, a Delaware corporation (the “Borrower”), IGLOO INTERMEDIATE CORPORATION, a Delaware corporation (“Holdings”), IGLOO MERGER CORPORATION, a Delaware corporation, the lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Collateral Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to such Payee (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement, the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Payor until the payment in full in cash of all Secured Obligations of such Payor; provided, that each Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received notice from the Administrative Agent (provided, that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee that is not a Loan Party is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

Exhibit 10.7

(ii) if any Event of Default has occurred and is continuing and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.0(h) or 7.01(i) of the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party or any other Person on its behalf with respect to this Note owed to any Payee that is not a Loan Party; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders and the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself, the Swingline Lender, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party or any Payor that is a Loan Party, in each case, to any Payee that is a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Exhibit 10.7

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to Holdings, any Intermediate Parent, the Borrower or any Subsidiary, in each case to the extent required to be pledged to the Collateral Agent pursuant to the Collateral Agreement.

From time to time after the date hereof, additional subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Notwithstanding anything to the contrary herein, the subordination of indebtedness owed by any Payor to a Payee incorporated in Switzerland (the “Swiss Payee”), shall not result in a dividend distribution of a Swiss Payee to a Payor (other than a fully owned direct or indirect subsidiary of the Swiss Payee) which exceeds the amount of the Swiss Payee’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (i) the aggregate share capital and (ii) statutory reserves (including reserves for own shares and revaluations as well as agio), to the extent such reserves cannot be transferred into unrestricted, distributable reserves. The amount of freely disposable equity shall be determined on the basis of an audited annual or interim balance sheet of the Swiss Payee.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

Exhibit 10.7

INTERACTIVE DATA CORPORATION, as Payee and Payor

By:	/s/ CHRISTINE SAMPSON
Name: Christine Sampson
Title: Treasurer

[SUBSIDIARIES OF THE BORROWER], as Payee and Payor

By:
Name:
Title:

IGLOO INTERMEDIATE CORPORATION, as Payee and Payor

By:	/s SEAN DELEHANTY
Name: Sean Delehanty
Title: Vice President and Secretary